UBS WARBURG

GROUP 1

  1A1        52,312,000    6.00000  4/03-1/33   5.01     24 "AAA, PT

GROUP 2

  2A1        29,400,000    5.00000  4/03-3/18   4.21     24 "AAA, PT

GROUP 3

  3A1        58,662,000    7.00000  4/03-4/33   5.24     24 "AAA, PT

GROUP 4

  4A1        33,096,000    6.50000  4/03-2/18   4.44     24 "AAA, PT

GROUP 5

  5A1        10,688,000    5.50000  4/03-1/18   3.89     24 "AAA, PT

GROUP 6

  6A1        31,362,000    6.00000  4/03-1/33   5.14     24 "AAA, PT
  6A2         7,897,000    6.00000  4/03-11/06  1.77     24 "AAA, SEQ
  6A3         3,973,000    6.00000  11/06-9/10  5.28     24 "AAA, SEQ
  6A4      2,557,346.96    6.00000  9/10-3/33   11.70    24 "AAA, SEQ

GROUP 7

  7A1     44,274,147.19    7.00000  4/03-8/31   4.38     24 "AAA, PT

GROUP 1 PAY DOWN RULES:

1.   Pay 1A1, until retired.

GROUP 2 PAY DOWN RULES:

1.   Pay 2A1, until retired.

GROUP 3 PAY DOWN RULES:

1.   Pay 3A1, until retired.

GROUP 4 PAY DOWN RULES:

1.   Pay 4A1, until retired.

GROUP 5 PAY DOWN RULES:

1. Pay 5A1, until retired.

GROUP 6 PAY DOWN RULES:

1.   Pay ...% of the Senior Principal Distribution amount to 6A1, until retired.

2. Pay ...% of the Senior Principal Distribution amount to 6A2, 6A3 AND 6A4 in that order, until retired.

GROUP 7 PAY DOWN RULES:

1.   Pay 7A1, until retired.